UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 24, 2014 (June 18, 2014)

Nxt-ID, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54960	46-0678374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Reservoir Corporate Centre

4 Research Drive, Suite 402

Shelton, CT 06484

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (203) 242-3076

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 23, 2014, Nxt-ID, Inc. (the “Company”) announced that its board of directors (the “Board”) had appointed Daniel Sharkey as a member of the Board, increasing the number of members of the Board from three (3) to four (4). Mr. Sharkey will hold office until the next annual general meeting of the Company’s shareholders or until removed from office in accordance with the Company’s bylaws.

Daniel Sharkey’s background includes 36 years of broad experience with finance and business development for technology companies. His key accomplishments in his prior engagements focused on expanding technology companies into new marketplaces and plotting and implementing successful, long-term growth strategies.

Between 2007 and 2014, Mr. Sharkey was Executive Vice President of Business Development for ATMI, a publicly traded semi-conductor company. Mr. Sharkey originally joined ATMI as Chief Financial Officer in 1990. ATMI was sold to Entegris in 2014 for $1.15 billion.

From 1987 to 1990, before joining ATMI, Mr. Sharkey was Vice President of Finance for Adage, a publicly traded computer graphics manufacturer. From 1983 to 1987, Mr. Sharkey served as Corporate Controller for CGX Corporation, a venture capital backed, privately held, computer graphics manufacturer that merged with Adage in 1987. Mr. Sharkey was a Certified Public Accountant for KPMG from 1978 to 1983.

Mr. Sharkey earned a Bachelor of Arts degree in Economics and Accounting from the College of the Holy Cross in Worcester, Massachusetts.

Mr. Sharkey’s extensive experience in the technology industry and advising companies, and years of executive management, give him the qualifications and skills to serve as a director of our Company.

Family Relationships

There are no family relationships between any of the Company’s directors or officers and Mr. Sharkey.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Director Compensation

Mr. Sharkey will receive the director compensation paid to non-employee directors as disclosed on our Annual Report on Form 10-K, filed on February 25, 2014.

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 18, 2014, the Company held an Annual Meeting of Stockholders (the “Annual Meeting”) at 3255 Bayside Lakes Blvd. SE, Palm Bay, FL, 32909, as described in the Company’s Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on May 14, 2014. At the Annual Meeting, stockholders were asked to vote on four matters: (i) the election of directors, (ii) the ratification of the appointment of an independent accounting firm, (iii) an advisory resolution on the compensation of the Company’s named executive officers and (iv) an advisory resolution on the frequency of future stockholder advisory votes about our executive compensation.

Proxies for the Annual Meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to management’s nominees for directors. All nominees for director listed below were elected. The term of office for each director will be until the 2015 Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

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The final results of the election of directors were as follows:

Name	For	Withheld	Broker Non-Votes
Gino M. Pereira	19,418,724	36,150	1,629,626
Major General David R. Gust	19,426,269	28,605	1,629,626
Michael J. D’Almada-Remedios	19,419,419	35,455	1,629,626

In addition, the stockholders ratified the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014, by a vote of 20,749,366 for; 10,021 against; and 32,420 abstentions. There were 1,629,626 broker non-votes.

The stockholders also approved the advisory resolution on compensation of the Company’s named executive officers by a vote of 19,420,338 for; 6,320 against; and 28,216 abstentions. There were 1,629,626 broker non-votes.

Lastly, the stockholders recommended, on an advisory basis, that future votes on named executive officer compensation be conducted every three years. The results of the advisory resolution were 19,146,880 votes for 3 years; 127,092 for 2 years; and 143,585 for 1 year. There were 1,629,626 broker non-votes.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2014		NXT-ID, INC.

	By:	/s/ Gino M. Pereira
Name: Gino M. Pereira Title: Chief Executive Officer

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